Exhibit 10.1

COVENANT AND RELEASE AGREEMENT

This COVENANT AND RELEASE AGREEMENT, dated as of October 3, 2017 (this “Agreement”), is by and among Office Depot, Inc., a Delaware corporation (“Parent”), THL Portfolio Holdings Corp., a Delaware corporation (the “Company”) and each of the Persons listed on Schedule I hereto (each, a “Covenantor”). Parent, Company and the Covenantors are sometimes referred to herein individually as a “party” and collectively as the “parties.”

WHEREAS, Parent, Lincoln Merger Sub One, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub One”), Lincoln Merger Sub Two, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub Two” and, together with Merger Sub One, the “Merger Subs”), the Company and, solely in its capacity as the representative for the Company Stockholders, Thomas H. Lee Equity Fund VI, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger, dated as of October 3, 2017 (the “Merger Agreement”), pursuant to which Parent has agreed to acquire the Company through the merger of the Company with and into Merger Sub One, followed by the merger of the Company with and into Merger Sub Two (the “Mergers”), with Merger Sub Two continuing as the surviving company and a wholly owned subsidiary of Parent (as such, the “Surviving Company”);

WHEREAS, each Covenantor beneficially owns the shares of Company Common Stock set forth opposite such Covenantor’s name under the heading “Existing Shares” on Schedule I (all such shares, such Covenantor’s “Existing Shares”) and will benefit from the Mergers;

WHEREAS, in connection with the Merger and the other transactions contemplated by the Merger Agreement, each Covenantor is hereby agreeing to certain covenants, as set forth in this Agreement;

WHEREAS, the covenants provided herein are material, significant and essential to effecting the Mergers and the other transactions contemplated by the Merger Agreement, and good and valuable consideration under the Merger Agreement has been and will be transferred from Parent to the Covenantors in exchange for such covenants; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

COVENANTS; REPRESENTATIONS AND WARRANTIES

1.1 Support and Consent Agreements; Transfer Restrictions.

(a) Support Agreement. Each Covenantor hereby irrevocably and unconditionally agrees that, as promptly as reasonably practicable following the execution of the Merger Agreement (but in no event later than within twenty-four (24) hours following the execution of the Merger Agreement), such Covenantors will execute and deliver to the Company a written consent, in the form attached to the Merger Agreement as Exhibit B, adopting the Merger Agreement and approving the Mergers and the other transactions contemplated by the Merger Agreement. The agreements contained herein are coupled, and shall be deemed coupled, with an interest and may not be modified, rescinded or revoked in any manner that would render the consummation of the Mergers pursuant to the Merger Agreement illegal, impermissible or ultra vires during the term of this Agreement. For the avoidance of doubt, any written consent delivered pursuant to this Agreement and the Merger Agreement shall be subject to the limitations on effectiveness imposed by law.

(b) Transfer Restrictions. Each Covenantor covenants and agrees, in its capacity as a Company Stockholder only, that, prior to the Expiration Date, such Covenantor shall not, and shall cause each Affiliate of such Covenantor (other than the Company or any Company Subsidiary) not to, directly or indirectly (other than pursuant to this Agreement or in connection with the Mergers or the transactions contemplated pursuant to the Merger Agreement), offer, sell, contract to sell, transfer, assign, pledge, grant any option to purchase or otherwise dispose of the record or beneficial ownership (or enter into any other transaction that has similar economic effect to the foregoing) (any such act, a “Transfer”) of, or enter into any contract, option or other legally binding arrangement for a Transfer of, or consent to any Transfer of, any or all of such Covenantor’s (or such Covenantor’s Affiliate’s) Shares, or any right, title or interest therein, or seek to do any of the foregoing other than in connection with the Merger Agreement or the transactions contemplated therein; provided, however, any Covenator may Transfer any of its Shares to a controlled Affiliate so long as such controlled Affiliate executes a counterpart signature page to this Agreement. No Transfer of any Shares in violation of this Section 1.1(c) shall be made or recorded on the books of the Company and any such attempted Transfer shall be void and of no effect.

1.2 Non-Solicitation.

(a) For a period of two (2) years following the Closing Date, each Covenantor shall not, and shall not direct or cause its controlled Affiliates, including “portfolio companies,” to, directly or indirectly, knowingly (i) encourage, solicit or induce, or attempt to encourage, solicit or induce, any individual employed by the Company or any Company Subsidiary (including, after the Closing, the Surviving Company) to terminate such employment or to be terminated from such employment; (ii) hire any individual employed by the Company; provided, however, as it relates to the foregoing clauses (i) and (ii), nothing in this Agreement shall prevent each Covenantor from (A) soliciting pursuant to a general advertising not targeted at employees of the Company or any Company Subsidiary (including, after the Closing, the Surviving Company), (B) hiring or soliciting for employment any individual who has not been employed by the Company or any Company

Subsidiary (including, after the Closing, the Surviving Company) for at least six (6) months prior to any such solicitation.

(b) Each Covenantor acknowledges and agrees that the restrictive covenants and other agreements contained in this Section 1.2 are an essential part of this Agreement and the transactions contemplated hereby, constitute a material inducement to Parent’s entering into and performing its obligations under the Merger Agreement and are an essential part of Parent’s willingness to pay the Merger Consideration. Without limiting Section 2.8, it is the intention of the parties that if any of the restrictions or covenants contained in this Section 1.2 is held to cover a geographic area or to be for a length of time that is not permitted by Law, or is in any way construed to be too broad or to any extent invalid, each of the parties hereby agrees that any court of competent jurisdiction construing this Agreement shall be empowered to reform any prohibited activity or any time period in order to make the covenants herein binding and enforceable, and to apply the provisions of this Agreement and to enforce the remaining activities and the remaining time period as such authority determines to be reasonable and enforceable.

1.3 Voting Agreement. Until the first (1st) anniversary of the Closing Date, each Covenantor agrees to cause each Parent Share beneficially owned by it to be voted by proxy (returned sufficiently in advance of the deadline for proxy voting for Parent to have the reasonable opportunity to verify receipt) mailed to the stockholders of Parent in connection with the solicitation of any proxy (including, if applicable, through the execution of one or more written consents if stockholders of Parent are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company): (a) in favor of all those persons nominated to serve as directors of Parent by the board of directors of Parent (the “Board”) and (b) with respect to any other action, proposal or other matter to be voted upon by the stockholders of Parent (including through action by written consent), in accordance with the recommendation of the Board.

1.4 Exclusivity. Until the Closing, each Covenantor shall comply in all aspects with, and not take, engage in, initiate or continue, any action, transaction or matter prohibited under, referred to in or contemplated by, Section 5.4 of the Merger Agreement as if a party thereto mutatis mutandis.

1.5 Confidentiality.

(a) For a period of two (2) years following the Closing Date, each Covenantor shall, and shall use its reasonable best efforts to cause its controlled Affiliates and Representatives (as such term is defined in the Confidentiality Agreement) to, keep confidential and not to disclose (except in the proper performance of his or her duties as an employee of the Company (and, after the Closing, the Surviving Company)) the Confidential Information (as defined below); provided, however, that such Covenantor and its controlled Affiliates and its and their respective Representatives shall be permitted to disclose Confidential Information if and to the extent required by applicable Law so long as it shall (i) notify Parent, except to the extent prohibited by law, of the existence, terms and conditions of such disclosure, (ii) if legally available given the nature of the intended disclosure, permit Parent to seek promptly, at its sole expense, a protective order or other legal remedy with respect to such Confidential Information, and (iii) in connection with any action by Parent described in the foregoing clause (ii), provide, at Parent’s expense, such cooperation as reasonably requested by Parent.

(b) For purposes of this Agreement, the term “Confidential Information” shall mean confidential or proprietary information of the Company or any Company Subsidiary (and, after the Closing, the Surviving Company); provided, however, that “Confidential Information” shall not include information that (i) is or becomes generally available to the public, other than either (A) as a result of a disclosure by a Covenantor or any of its Affiliates or Representatives, as the case may be, in breach of this Agreement or the Merger Agreement or the Confidentiality Agreement or (B) as a result of a disclosure in breach of any other legal, contractual or fiduciary obligation of any Person to maintain the confidentiality of such information, (ii) was already in the possession of a particular Covenantor (other than as a result of such Person’s employment by or investment in the Company) before being disclosed by Parent or the Company (and, after the Closing, the Surviving Company) to such Person, (iii) was or is developed by a particular Covenantor without the use of the Confidential Information or (iv) is or becomes available to a particular Covenantor from a third party not known after due inquiry by such Covenantor to be in breach of any legal obligation not to disclose such information.

1.6 Release. Effective as of the Closing, in consideration of the payment of the Merger Consideration by Parent, each Covenantor, on its own behalf and on behalf of its controlled Affiliates (each, together with such Covenantor, a “Releasing Person”), hereby irrevocably releases and forever discharges Parent and its Affiliates (including the Company and, after the Closing, the Surviving Company), successors and assigns and all of its and their respective current and former Agents (in each case, solely in their capacities as such) (each, a “Released Person”) from all debts, demands, causes of action, suits, covenants, torts and damages and any and all claims, defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been or could have been asserted against any Released Person, which such Releasing Person has or ever had as of the date of this Agreement, which arise out of or in any way relate to events, circumstances, actions or omissions occurring, existing or taken prior to or as of the Closing in respect of matters relating to such Releasing Person’s ownership of common stock and any other equity interests or instruments in the Company); provided, however, that the parties acknowledge and agree that this Section 1.6 does not apply to and shall not constitute a release of (a) any rights or obligations arising under this Agreement, the Merger Agreement or the Transactions and the documents contemplated thereby or (b) rights or entitlements to indemnification or insurance coverage pursuant to the Company Charter and Company Bylaws (and, after the Closing, the organizational documents of the Surviving Company) or otherwise; provided further, that this Section 1.5 shall not affect any right to indemnification, exculpation or advancement of expenses (it being understood, for the avoidance of doubt, that advancement of expenses shall be solely with respect to indemnification and exculpation matters) to which any Indemnified Party may be entitled pursuant to Section 5.9 of the Merger Agreement.

1.7 Waiver of Appraisal and Dissenters’ Rights. Each Covenantor hereby waives and agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Shares or rights to dissent from the Mergers which may arise with respect to the Mergers or under the transactions contemplated by the Merger Agreement.

1.8 Representations and Warranties of Covenantors. Each Covenantor represents, warrants and covenants as follows:

(a) Authorization. The execution, delivery and performance by such Covenantor of this Agreement and the consummation by such Covenantor of the transactions contemplated hereby are within the corporate or other organizational powers of such Covenantor and have been duly authorized by all necessary corporate or other organizational action. This Agreement constitutes a legal, valid and binding Agreement of such Covenantor, enforceable against such Covenantor in accordance with its terms, subject only to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(b) No Conflicts. The execution and delivery of this Agreement by such Covenantor does not, and the performance of this Agreement by such Covenantor will not conflict with, breach, result in any violation of or default (with or without notice or lapse of time, or both) under, create any Lien under, or give rise to a right of termination, cancellation, acceleration, suspension, revocation or amendment under, any provision of (i) its organizational documents, (ii) any agreement or instrument to which such Covenantor is party, (iii) any Order applicable to the Covenantor or by which any of the properties or assets of the Covenantor are bound; or (iv) any applicable Law.

(c) No Inconsistent Agreements. Such Covenantor has not entered into any agreement or commitment with any Person that is inconsistent with this Agreement.

1.9 Further Assurances. Each Covenantor hereby covenants and agrees that such Covenantor has not knowingly taken, and shall not take any action that would have the effect of preventing such Covenantor from performing any of its obligations under this Agreement reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Mergers or the other transactions contemplated by the Merger Agreement or by any such Covenantor of its obligations under this Agreement.

1.10 Compliance with Merger Agreement. The Covenantors agree to take actions reasonably requested by Parent to consummate or make effective the transactions contemplated by the Merger Agreement, including as may be necessary or appropriate to consummate the Mergers.

ARTICLE II

MISCELLANEOUS

2.1 Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by Parent and each Covenantor.

2.2 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person or sent by facsimile or email transmission (provided confirmation of facsimile or email transmission is obtained) or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

(1) If to Parent, addressed as follows:

Office Depot, Inc.

6600 North Military Trail

Boca Raton, FL 33496

Attention: Office of the Chief Legal Officer

Fax: 561-438-4464

Email: LegalGCsupport@officedepot.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:  David A. Katz (DAKatz@wlrk.com)

                  Gregory E. Ostling (GEOstling@wlrk.com)

Facsimile: (212) 403-2000

(2) If to a Covenantor, to the addresses and to the attention of the parties set forth next to such Covenantor’s name in Schedule I, with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110-1800

Attention: Shayla Harlev (shayla.harlev@weil.com )

                  Matthew Goulding (matthew.goulding@weil.com )

Facsimile: (617) 772-8333

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

2.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any breach of any provision of this Agreement shall be effective unless set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the breach of the provision to be waived, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such breach in other instances or a waiver of any other breach of any other provision.

2.4 Assignment. This Agreement will not be assigned by any party hereto by operation of Law or otherwise without the prior written consent of the other parties hereto, and, subject to the preceding clause, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective permitted assigns.

2.5 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right.

2.6 Publicity. For a period of three (3) years following the date hereof, no public announcement or other publicity regarding the existence of this Agreement or its contents or the transactions contemplated by this Agreement or the Merger Agreement shall be made by any Covenantor or any of its Affiliates or any of its or their respective Agents, without the prior written agreement of Parent, and mutual agreement between the parties as to the form, content, timing and manner of distribution or publication. Each of the Covenantors shall hold confidential the terms and provisions of this Agreement and the Merger Agreement and the terms of the transactions contemplated by this Agreement and the Merger Agreement. Notwithstanding the foregoing, nothing in this Section 2.6 shall prevent any Covenantor from (a) making any public announcement or disclosure required by Law or Governmental Entity, (b) discussing this Agreement or its contents or the transactions contemplated by this Agreement with those Persons whose approval or agreement, as the case may be, is required for consummation of such particular transaction or transactions, (c) making any disclosures incident to enforcing its rights hereunder or (d) repeating previous public announcements by the parties to the Merger Agreement made in accordance with Section 5.7 of the Merger Agreement; provided, however, that the Covenantor making such announcement or disclosure described in clause (a) shall, to the extent reasonably practicable, allow Parent reasonable time to review and comment on such release or statement in advance of such announcement or disclosure. Notwithstanding anything herein to the contrary, any Covenantor may provide reasonable and customary information about the subject matter of this Agreement, the Merger Agreement and the transactions contemplated thereby to its limited partners and direct or indirect investors or in connection with fundraising, marketing, informational, transactional or reporting activities at any time if and only if the recipient of such information is bound by a confidentiality agreement with respect to such information and such Covenantor agrees for the benefit of Parent to enforce such confidentiality agreement upon the written request of Parent to the Covenantor.

2.7 Further Assurances. Upon reasonable request and subject to the terms and conditions hereof, each party hereto shall execute and deliver to any other party such assignments and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

2.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

2.9 Complete Agreement. This Agreement, the Merger Agreement and the documents referred to herein and therein (including the Confidentiality Agreement) contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.

2.10 Interpretation. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The table of contents and the section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement. All references to days (excluding Business Days) or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

2.11 Applicable Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

2.12 Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought before and determined exclusively by the Delaware Court of Chancery of the State of Delaware; provided, that if the Delaware Court of Chancery does not have jurisdiction, any such suit, action or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 2.2 shall be deemed effective service of process on such party.

2.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT

OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

2.14 Equitable Relief. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 2.12, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy of law and the posting of any bond or other security therewith.

2.15 Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

2.16 Termination. Notwithstanding anything herein to the contrary, this Agreement will terminate, without the consent of any party hereto or any further action, on the date on which the Merger Agreement terminates in accordance with its terms without a Closing having occurred; provided, however, that (a) Article II shall survive the termination of this Agreement and that (b) no such termination shall relieve any party hereto from Liabilities or damages incurred or suffered by the other parties to the extent such Liabilities or damages were the result of fraud or intentional breach of this Agreement that occurs prior to such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

OFFICE DEPOT, INC.

By:	/s/ Gerry P. Smith
Name:	Gerry P. Smith
Title:	Chief Executive Officer

[Signature Page to Covenant and Release Agreement]

THL PORTFOLIO HOLDINGS CORP.

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Vice President and Secretary

[Signature Page to Covenant and Release Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

[Signature Page to Covenant and Release Agreement]

GREAT-WEST INVESTORS, L.P.
By: Great-West Investors GP Inc., its General Partner
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investments Holdings, LLC, its Managing Member
By: Putnam Investments, LLC, its Managing Member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

THL OPERATING PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

[Signature Page to Covenant and Release Agreement]

PUTNAM INVESTMENT HOLDINGS, LLC
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Soren L. Oberg
Name:	Soren L. Oberg
Title:	Managing Director

[Signature Page to Covenant and Release Agreement]

SCHEDULE I

Covenantor Name	Existing Shares	Notice Address
Thomas H. Lee Equity Fund VI, L.P.	177,410.387	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

Thomas H. Lee Parallel Fund VI, L.P.	120,137.937	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

Thomas H. Lee Parallel (DT) Fund VI, L.P.	20,980.934	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

Great-West Investors, L.P.	896.036	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

Putnam Investments Employees’ Securities Company III, LLC	921.142	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

THL Coinvestment Operating Partners, L.P.	5,567.101	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

THL Operating Partners, L.P.	532.150	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

Putnam Investment Holdings LLC	28.229	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02215

	Total: 326,473.916